EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121588, 333-65201 and 333-62096 on Form S-8 of our reports dated September 14, 2005 relating to the financial statements of bebe stores, inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended July 2, 2005.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
September 14, 2005